UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2006, Cytokinetics, Incorporated, (the "Company"), entered into a Placement Agent Agreement (the "Placement Agreement"), between the Company and Lazard Capital Markets LLC, JMP Securities LLC and Rodman & Renshaw, LLC, as placement agents, relating to the issuance and sale by the Company of 5,285,715 shares of common stock of the Company, par value $0.001 per share, to the signatories to the Subscription Agreements (as defined below) at a price of $7.00 per share.

In connection with the offering, the Company entered into subscription agreements, dated December 6, 2006 (the "Subscription Agreements"), between the Company and the investor signatories thereto.

Lazard Capital Markets LLC, JMP Securities LLC and Rodman & Renshaw, LLC acted as placement agents for the offering and will receive placement fees from the offering equal to 5% of the aggregate purchase price of $37,000,005.

The Company is making the issuance and sale pursuant to a shelf registration statement on Form S-3 (Registration No. 333-125786), declared effective by the Securities and Exchange Commission on July 14, 2005 (the "Original Filing"), and the registration statement on Form S-3 (Registration No. 333-138306) filed with the Securities and Exchange Commission in connection with the Original Filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on October 30, 2006.

On December 7, 2006 we issued a press release announcing the above described offering of the Company’s common stock. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Placement Agrement and form of Subscription Agreement will be filed with the Securities and Exchange Commission in a future filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
----------------------------------
99.1 Press Release, dated December 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

December 7, 2006	By:	Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 7, 2006.